Exhibit 99.1

BEARINGPOINT PROVIDES UPDATE ON

STATUS OF 2004 FINANCIAL STATEMENTS AND SEC INVESTIGATION

McLean, Va., September 7, 2005—BearingPoint, Inc. (NYSE:BE), one of the world’s largest management consulting and systems integration firms, today provided an update on the status of the completion of its 2004 financial statements and related filings. Separately, and unrelated, the Company updated its disclosures regarding the pending SEC investigation.

Status of 2004 Financial Statements

On July 20, 2005, the Company disclosed that it continued to make the completion of its financial statements for calendar year 2004 and the related SEC filings a top priority. By devoting substantial additional internal and external resources to the completion of the 2004 financial statements, the Company indicated that it expected to complete its 2004 financial statements and related SEC filings by the end of summer in September, with the Company’s Forms 10-Q for the first and second quarters of 2005 to be filed concurrently or shortly thereafter. At this time, due to the volume of work and review involved, the Company believes that a reasonable time frame for completion of the process is the latter part of October. However, the Company recognizes that additional issues may arise during completion of the financial statements, and that this could delay completion of the process during the October time frame. As a result, the Company will update its disclosures regarding the time frame for completing its 2004 financial statements and related filings as appropriate. At this point, the Company believes it will file its Forms 10-Q for the first and second quarters of 2005 reasonably promptly after completion of its 2004 financial statements and related filings. However, as previously disclosed, the Company believes that it will not file its Form 10-Q for the third quarter of 2005 in a timely fashion.

SEC Investigation

The SEC has issued a formal order of investigation in the previously disclosed informal investigation. The Company believes that the subject matter of the formal investigation is substantially the same as the subject matter of the previously disclosed informal investigation. The Company continues to cooperate with the SEC investigation.

About BearingPoint, Inc.

BearingPoint, Inc. (NYSE:BE) is one of the world’s largest management consulting, systems integration and managed services firms serving government agencies, Global 2000 companies, medium-sized businesses and other organizations. We provide business and technology strategy, systems design, architecture, applications implementation, network infrastructure, systems integration and managed services. Our service offerings are designed to help our clients generate revenue, reduce costs and access the information necessary to operate their business on a timely basis. Based in McLean, Va., BearingPoint has been named by Fortune as one of America’s Most Admired Companies in the computer and data services sector. For more information, visit the Company’s website at www.BearingPoint.com.

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Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “expects,” “believes” and similar expressions are used to identify these forward-looking statements. The forward looking statements in this press release include, without limitation, statements about the timing of the completion of the Company’s 2004 financial statements and the timing of the filing of the Company’s Forms 10-Q for the first and second quarters of 2005. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of the risk factors affecting the Company, see Exhibit 99.1 in our Form 10-Q for the period ended September 30, 2004 and our Forms 8-K filed as of December 16, 2004, March 18, 2005 and April 20, 2005.

For Media:	For Investors:
Steve Lunceford	Deborah Mandeville
BearingPoint, Inc.	BearingPoint, Inc.
steve.lunceford@bearingpoint.com	debbie.mandeville@bearingpoint.com
(703) 747-4545	(508) 549 5207

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